Exhibit 3.3

                                    FORM OF
                                    CHARTER
                                       OF
                               THE AUDIT COMMITTEE
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                          TRIZECHAHN (USA) CORPORATION

A.  Purpose

               The purpose of the Audit Committee is to assist the board of directors (the "Board of Directors") of TrizecHahn (USA) Corporation (the "Corporation") in fulfilling its responsibilities to oversee the Corporation's financial reporting process, including monitoring the integrity of the Corporation's financial statements and the independence and performance of the Corporation's internal and external auditors.

               The Audit Committee's responsibility is one of oversight and, in carrying out its responsibility, the Audit Committee is not providing any expert or other special assurance as to the Corporation's financial statements. The Corporation's executive management of the Corporation remains responsible for the preparation of the financial statements in accordance with generally accepted accounting principles and the Corporation's independent auditors remain responsible for auditing those financial statements.

B.  Membership Requirements

               The Audit Committee shall be comprised of that number of Directors as the Board of Directors shall determine from time to time, such numbers not to be less than three (3) in accordance with the Corporation's by-laws (the "By-Laws"), each of which Directors shall meet all applicable requirements of the Audit Committee Policy of the New York Stock Exchange with respect to independence, financial literacy, accounting or related financial expertise, and any other matters required by the New York Stock Exchange. The members of the Audit Committee, including the Chairman thereof, shall be appointed annually by the Board of Directors.

C.  Authority

               In discharging its oversight responsibilities, the Audit Committee shall have unrestricted access to the Corporation's management, books and records and the authority to retain outside counsel, accountants or other consultants at the Audit Committee's sole discretion.

D.  Responsibilities

               The following are the general responsibilities of the Audit Committee and are set forth only for its guidance. The Audit Committee may assume such other responsibilities as it deems necessary or appropriate in carrying out its oversight functions. The Audit Committee shall:



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          1.   propose to the Board of Directors annually the appointment of, and fees for, the independent auditors who shall be accountable to the Board of Directors and the Audit Committee;

          2. determine whether to recommend to the Board of Directors that the Corporation's financial statements be included in its annual report on Form 10-K for filing with the Securities and Exchange Commission (the "SEC"). To carry out this responsibility, the Audit Committee shall:

                    a. review the proposed scope of the annual audit and agree thereon with the independent auditors;

                    b. review and discuss the audited financial statements with management and the independent auditors;

                    c. discuss with the independent auditors the matters required by Statement on Auditing Standards No. 61;

                    d. review and discuss with the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence and, where appropriate, recommend that the Board of Directors take appropriate action in response to the disclosures to satisfy itself of the independence of the Corporation's independent auditors; and

                    e. based upon the reviews and discussions, issue its report for inclusion in the Corporation's proxy statement;

          3. consider whether the provision of services by the independent auditors not related to the audit of the annual financial statement and the review of the interim financial statements included in the Corporation's Forms 10-Q for such year is compatible with maintaining the auditors' independence;

          4. review and discuss with management and the independent auditors the Corporation's interim financial statements to be included in the Corporation's quarterly reports to be filed with the SEC;

          5. oversee the functioning of the internal audit review, including its organization, charter, staffing and work plans, and review periodic reports prepared by such organization;

          6. meet privately with the independent auditors and with the head of the [Internal Audit Department] to review the Corporation's accounting practices, internal accounting controls and such other matters as the Audit Committee deems appropriate;


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          7.   regularly report to the Board of Directors its conclusions with respect to the matters that the Audit Committee has considered;
               and

          8. review and reassess the adequacy of this Charter annually and submit it to the Board of Directors for approval.

E.  Meetings

               Subject to the By-Laws and resolutions of the Board of Directors, the Audit Committee shall meet at least four (4) times annually at such times as the Chairman of the Committee shall designate. The Audit Committee shall fix its own rules of procedure and a majority of the members serving shall constitute a quorum. The Audit Committee shall keep minutes of its meetings and all action taken shall be reported to the Board of Directors.


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